VANCOUVER
1500 – 1140 W. Pender Street
Vancouver, BC V6E 4G1
TEL 604.687.4747

TRI-CITIES
700 – 2755 Lougheed Hwy., Port Coquitlam, BC V3B 5Y9
TEL 604.941.8266
DALE MATHESON CARR-HILTON LABONTE LLP
CHARTERED ACCOUNTANTS & BUSINESS ADVISORS	WHITE ROCK
301 – 1656 Martin Drive,
White Rock, BC V4A 6E7
TEL 604.531.1154

WWW.DMCL.CA

April 27, 2012

Dejour Energy Inc.
598-999 Canada Place
Vancouver, BC V6C 3E1

Ladies and Gentlemen:

We have read Item 16F, “Changes in Registrant’s Certifying Accountant” in the annual report on Form 20-F for the year ended December 31, 2011 of Dejour Energy Inc, and are in agreement with the statements therein with respect to our firm.

“DMCL”

Dale Matheson Carr-Hilton Labonte LLP

Vancouver, Canada

PARTNERSHIP OF:

VANCOUVER ROBERT J. Burkart, Inc. James F. Carr-Hilton Ltd. Kenneth P. Chong Inc. Alvin F. Dale Ltd. David J. Goertz, Inc. Barry S. Hartley, Inc.

Reginald J. LaBonte Ltd. Robert J. Matheson, Inc. Rakesh I. Patel Inc F.M. Yada FCA Inc. WHITE ROCK Micheal K. Braun Inc. Peter J. Donaldson, Inc.

TRI-CITIES G.D. Lee Inc. Fraser G.Ross, Ltd. Brain A. Shaw Inc.